Exhibit 99.1

JPMorgan Chase & Co. 270 Park Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com
JPMORGANCHASE REPORTS THIRD-QUARTER 2026 NET INCOME OF $15.3 BILLION ($5.57 PER SHARE), NET INCOME OF $15.8 BILLION ($5.75 PER SHARE) EXCLUDING A SIGNIFICANT ITEM

THIRD-QUARTER 2026 RESULTS 1

ROE 17% ROTCE[2] 20%	CET1 Capital Ratios[3] Std. 13.9% | Adv. 14.1% Total Loss-Absorbing Capacity[3] $599B	Std. RWA[3] $2.2T Cash and marketable securities[4] $1.5T Average loans $1.6T

Firmwide Metrics	■	Reported revenue of $50.2 billion and managed revenue[2] of $50.9 billion
	■	Expense of $27.3 billion; reported overhead ratio of 54% and managed overhead ratio[2] of 54%
	■	Credit costs of $2.7 billion with $2.2 billion of net charge-offs and a $539 million net reserve build
	■	Average loans up 10% YoY and 2% QoQ; average deposits up 8% YoY and 2% QoQ

CCB ROE 36%	■	Average deposits up 4% YoY, flat QoQ; client investment assets up 15% YoY
	■	Average loans up 2% YoY and 1% QoQ; Card Services net charge-off rate of 2.91%
	■	Debit and credit card sales volume[5] up 10% YoY
	■	Active mobile customers[6] up 7% YoY

CIB ROE 18%	■	Investment Banking fees up 14% YoY, down 8% QoQ; #1 ranking for Global Investment Banking fees with 9.2% wallet share YTD[7]
	■	Markets revenue up 15% YoY, with Fixed Income Markets down 4% and Equity Markets up 49%
	■	Average Banking & Payments loans up 11% YoY, flat QoQ; average client deposits[8] up 10% YoY, up 1% QoQ

AWM ROE 45%	■	AUM[9] of $5.2 trillion, up 13% YoY
	■	Average loans up 20% YoY and 6% QoQ; average deposits up 5% YoY, down 3% QoQ

Jamie Dimon, Chairman and CEO, commented on the financial results: “The Firm reported another quarter of strong results, generating net income of $15.8 billion and an ROTCE of 21%, excluding discretionary investment securities losses totaling $498 million after tax.”

Dimon continued: “Each line of business performed well. In the CIB, revenue increased 14%. Markets revenue and IB fees each rose at a mid-teens rate, helped by strong levels of client activity, although activity did moderate somewhat during the quarter. Meanwhile, Payments and Securities Services each posted double-digit revenue increases led by ongoing deposit and fee growth. In CCB, revenue rose 9%. We ranked #1 in U.S. retail deposits for the sixth consecutive year, and account acquisition remained strong in the quarter as we added over 650,000 net new checking accounts. Additionally, growth continued to be robust in Card, with strong demand for our set of products. Finally, in AWM, revenue grew 14%, and flows were very strong with $263 billion of client asset net inflows.”

Dimon added: “Our capital hierarchy has remained consistent over time, with investing in the franchise and supporting our clients at the top. In line with our hierarchy, we reduced share repurchases this quarter. We believe we can deploy this capital over time at very attractive returns for our shareholders.”

Dimon added: “The U.S. economy continued to be fueled by strong business investment and ongoing consumer spending. However, large fiscal deficits, sticky inflation, elevated asset prices, rising interest rates and geopolitical conditions continue to shift under the surface. These forces may be manageable, but we remain prepared for a wide range of outcomes.”

Dimon concluded: “I want to express my deep gratitude to our employees across the globe for how they work to support our customers and communities every single day.”

SIGNIFICANT ITEM IN 3Q26 RESULTS
■    $658 million of net investment securities losses in Corporate10 ($0.18 decrease in EPS11)
CAPITAL DISTRIBUTIONS
■    Common dividend of $4.4 billion or $1.65 per share
■    $664 million of common stock net repurchases12
■    Net payout LTM12,13 of 61%
FORTRESS PRINCIPLES
■     Book value per share of $132.30, up 6% YoY; tangible book value per share2 of $112.64, up 7% YoY
■    Basel III common equity Tier 1 capital3 of $304 billion, Standardized ratio3 of 13.9% and Advanced ratio3 of 14.1%
■    Firm supplementary leverage ratio of 5.5%
SUPPORTED CONSUMERS, BUSINESSES & COMMUNITIES
■    Approximately $2.9 trillion of credit and capital14 raised YTD:
■    $240 billion of credit for consumers
■    $27 billion of credit for U.S. small businesses
■    $2.5 trillion of credit and capital for corporations15 and non-U.S. government entities
■    $79 billion of credit and capital for nonprofit and U.S. government entities, including states, municipalities, hospitals and universities

Investor Contact: Mikael Grubb (212) 270-2479	Media Contact: Joseph Evangelisti (212) 270-7438
Note: Totals may not sum due to rounding.
[1] Percentage comparisons are for the third quarter of 2026 versus the prior-year third quarter, unless otherwise specified.
[2] For notes on non-GAAP financial measures, including managed basis reporting, see page 6.
For additional notes, see page 7.

JPMorgan Chase & Co.
News Release
In the discussion below of Firmwide results of JPMorgan Chase & Co. (“JPMorganChase” or the “Firm”), information is presented on a managed basis, which is a non-GAAP financial measure, unless otherwise specified. The discussion below of the Firm’s business segments and Corporate is also presented on a managed basis. For more information about managed basis and non-GAAP financial measures used by management to evaluate the performance of each line of business, refer to page 6.
Comparisons noted in the sections below are for the third quarter of 2026 versus the prior-year third quarter, unless otherwise specified.

JPMORGANCHASE (JPM)

Results for JPM				2Q26		3Q25
($ millions, except per share data)	3Q26	2Q26	3Q25	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue - reported	$50,172	$57,347	$46,427	$(7,175)	(13)%	$3,745	8%
Net revenue - managed	50,907	58,022	47,120	(7,115)	(12)	3,787	8
Noninterest expense	27,295	27,316	24,281	(21)	—	3,014	12
Provision for credit losses	2,743	2,515	3,403	228	9	(660)	(19)
Net income	$15,305	$21,155	$14,393	$(5,850)	(28)%	$912	6%
Earnings per share - diluted	$5.57	$7.70	$5.07	$(2.13)	(28)%	$0.50	10%
Return on common equity	17%	24%	17%
Return on tangible common equity	20	29	20
Discussion of Results:
Net income was $15.3 billion, up 6%.
Net revenue was $50.9 billion, up 8%. Net interest income was $27.1 billion, up 13%. Noninterest revenue was $23.8 billion, up 3%.
Net interest income excluding Markets2 was $24.7 billion, up 6%, driven by higher deposit balances, higher balances in Card Services and higher wholesale loan balances, partially offset by the impact of lower rates. Noninterest revenue excluding Markets2 was $15.9 billion, up 7%, or up 12% also excluding $658 million of net investment securities losses, driven by higher asset management fees in AWM and CCB, higher investment banking fees, higher card income and higher auto operating lease income, partially offset by net losses on certain equity investments. Markets revenue was $10.3 billion, up 15%, predominantly driven by higher Equity Markets revenue.
Noninterest expense was $27.3 billion, up 12%, predominantly driven by higher compensation, including higher revenue-related compensation and growth in the number of front office employees, as well as higher brokerage expense and distribution fees, higher marketing expense and higher technology expense.
The provision for credit losses was $2.7 billion. Net charge-offs were $2.2 billion, down $389 million, driven by Wholesale. The net reserve build was $539 million, primarily in Wholesale. In the prior year, the provision was $3.4 billion, net charge-offs were $2.6 billion and the net reserve build was $810 million.

JPMorgan Chase & Co.
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CONSUMER & COMMUNITY BANKING (CCB)

Results for CCB				2Q26		3Q25
($ millions)	3Q26	2Q26	3Q25	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$21,171	$20,272	$19,473	$899	4%	$1,698	9%
Banking & Wealth Management	11,673	11,229	11,040	444	4	633	6
Home Lending	1,217	1,285	1,260	(68)	(5)	(43)	(3)
Card Services & Auto	8,281	7,758	7,173	523	7	1,108	15
Noninterest expense	11,580	11,108	10,296	472	4	1,284	12
Provision for credit losses	2,026	2,156	2,538	(130)	(6)	(512)	(20)
Net income	$5,670	$5,311	$5,009	$359	7%	$661	13%
Discussion of Results:
Net income was $5.7 billion, up 13%.
Net revenue was $21.2 billion, up 9%. Banking & Wealth Management net revenue was $11.7 billion, up 6%, predominantly driven by higher asset management fees in J.P. Morgan Wealth Management as well as higher net interest income on higher deposit balances. Home Lending net revenue was $1.2 billion, down 3%, driven by lower production revenue, partially offset by higher net interest income. Card Services & Auto net revenue was $8.3 billion, up 15%, predominantly driven by higher Card Services net interest income on higher balances and higher net yield, as well as higher auto operating lease income.
Noninterest expense was $11.6 billion, up 12%, predominantly driven by higher marketing expense, higher technology expense, higher compensation for advisors and bankers and higher auto lease depreciation.
The provision for credit losses was $2.0 billion. Net charge-offs were $2.0 billion, relatively flat compared with the prior year. The net reserve build was $50 million. In the prior year, the provision was $2.5 billion, net charge-offs were $2.0 billion and the net reserve build was $575 million.

JPMorgan Chase & Co.
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COMMERCIAL & INVESTMENT BANK (CIB)

Results for CIB				2Q26		3Q25
($ millions)	3Q26	2Q26	3Q25	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$22,734	$24,853	$19,878	$(2,119)	(9)%	$2,856	14%
Banking & Payments	10,958	11,162	9,483	(204)	(2)	1,475	16
Markets & Securities Services	11,776	13,691	10,395	(1,915)	(14)	1,381	13
Noninterest expense	10,771	11,390	9,722	(619)	(5)	1,049	11
Provision for credit losses	663	356	809	307	86	(146)	(18)
Net income	$8,247	$9,678	$6,901	$(1,431)	(15)%	$1,346	20%

Discussion of Results:
Net income was $8.2 billion, up 20%.
Net revenue was $22.7 billion, up 14%. Banking & Payments revenue was $11.0 billion, up 16%. Investment Banking revenue was $3.1 billion, up 15%. Investment Banking fees were $3.0 billion, up 14%, predominantly driven by higher advisory fees. Payments revenue was $5.6 billion, up 14%, driven by higher deposit balances, higher deposit margin and fee growth. Lending revenue was $2.2 billion, up 20%, largely driven by lower losses on hedges of the retained lending portfolio and higher loan balances.
Markets & Securities Services revenue was $11.8 billion, up 13%. Markets revenue was $10.3 billion, up 15%. Fixed Income Markets revenue was $5.4 billion, down 4%, driven by lower revenue in Commodities, Rates, Credit and Public Finance, largely offset by higher revenue in Currencies & Emerging Markets. Equity Markets revenue was $5.0 billion, up 49%, driven by strong performance across products, particularly in Prime and Derivatives. Securities Services revenue was $1.6 billion, up 14%, predominantly driven by fee growth on higher market levels and client activity, as well as higher deposit balances and higher deposit margin.
Noninterest expense was $10.8 billion, up 11%, predominantly driven by higher brokerage expense and higher compensation expense, including higher revenue-related compensation.
The provision for credit losses was $663 million, predominantly driven by net lending activity and changes in the credit quality of certain exposures. The net reserve build was $452 million, and net charge-offs were $211 million. In the prior year, the provision was $809 million, net charge-offs were $567 million and the net reserve build was $242 million.

ASSET & WEALTH MANAGEMENT (AWM)

Results for AWM				2Q26		3Q25
($ millions)	3Q26	2Q26	3Q25	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$6,909	$6,851	$6,066	$58	1%	$843	14%
Noninterest expense	4,358	4,207	3,818	151	4	540	14
Provision for credit losses	84	13	59	71	NM	25	42
Net income	$1,843	$1,957	$1,658	$(114)	(6)%	$185	11%
Discussion of Results:
Net income was $1.8 billion, up 11%.
Net revenue was $6.9 billion, up 14%, predominantly driven by growth in management fees on higher average market levels and strong net inflows, as well as higher loan balances.
Noninterest expense was $4.4 billion, up 14%, largely driven by higher compensation, primarily due to higher revenue-related compensation and continued growth in private banking advisor teams, as well as higher distribution fees.
The provision for credit losses was $84 million. The net reserve build was $68 million, and net charge-offs were $16 million. In the prior year, the provision was $59 million, net charge-offs were $62 million and the net reserve release was $3 million.
Assets under management were $5.2 trillion, up 13%, and client assets were $7.9 trillion, up 15%, driven by continued net inflows and higher market levels.

JPMorgan Chase & Co.
News Release

CORPORATE

Results for Corporate				2Q26		3Q25
($ millions)	3Q26	2Q26	3Q25	$ O/(U)	O/(U) %	$ O/(U)	O/(U) %
Net revenue	$93	$6,046	$1,703	$(5,953)	(98)%	$(1,610)	(95)%
Noninterest expense	586	611	445	(25)	(4)	141	32
Provision for credit losses	(30)	(10)	(3)	(20)	(200)	(27)	NM
Net income/(loss)	$(455)	$4,209	$825	$(4,664)	NM	$(1,280)	NM
Discussion of Results:
Net loss was $455 million, compared with net income of $825 million in the prior year.
Net revenue was $93 million, down $1.6 billion. Net interest income was $669 million, down $737 million, predominantly driven by the impact of lower rates. Noninterest revenue was a loss of $576 million, compared with revenue of $297 million in the prior year. The current quarter included $658 million of net investment securities losses, compared with $105 million of net gains in the prior year.
Noninterest expense was $586 million, up $141 million.

JPMorgan Chase & Co.
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2. Notes on non-GAAP financial measures:

a.The Firm prepares its Consolidated Financial Statements in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). That presentation, which is referred to as “reported” basis, provides the reader with an understanding of the Firm’s results that can be tracked consistently from year-to-year and enables a comparison of the Firm’s performance with the U.S. GAAP financial statements of other companies. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm as a whole and for each of the reportable business segments and Corporate on a fully taxable-equivalent basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue from year-to-year arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by each of the lines of business and Corporate. For a reconciliation of the Firm’s results from a reported to managed basis, refer to page 7 of the Earnings Release Financial Supplement.

b.Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”) are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than mortgage servicing rights), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, refer to page 10 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Book value per share was $132.30, $133.01 and $124.96 at September 30, 2026, June 30, 2026 and September 30, 2025, respectively. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity.

c.In addition to reviewing net interest income (“NII”) and noninterest revenue (“NIR”) on a managed basis, management also reviews these metrics excluding Markets, which is composed of Fixed Income Markets and Equity Markets. Markets revenue consists of principal transactions, fees, commissions and other income, as well as net interest income. These metrics, which exclude Markets, are non-GAAP financial measures. Management reviews these metrics to assess the performance of the Firm’s lending, investing (including asset-liability management) and deposit-raising activities, apart from any volatility associated with Markets activities. In addition, management also assesses Markets business performance on a total revenue basis as offsets may occur across revenue lines. For example, securities that generate net interest income may be risk-managed by derivatives that are reflected at fair value in principal transactions revenue. Management believes these measures provide investors and analysts with alternative measures to analyze the revenue trends of the Firm. For a reconciliation of NII and NIR from reported to excluding Markets, refer to page 28 of the Earnings Release Financial Supplement. For additional information on Markets revenue, refer to pages 73-74 of the Firm’s 2025 Form 10-K.

d.Third-quarter 2026 net income, earnings per share and ROTCE excluding $658 million of net investment securities losses are non-GAAP financial measures. Excluding this item from third-quarter 2026 net income, earnings per share and ROTCE resulted in an increase of $498 million (after tax) to reported net income from $15.3 billion to $15.8 billion, an increase of $0.18 per share to reported EPS from $5.57 to $5.75 and an increase of 1 percentage point to reported ROTCE from 20% to 21%. Management believes these measures provide useful information to investors and analysts in assessing the Firm’s results.

JPMorgan Chase & Co.
News Release
Additional notes:

3.Estimated.
4.Estimated. Cash and marketable securities include end-of-period eligible high-quality liquid assets (“HQLA”), excluding regulatory prescribed haircuts under the liquidity coverage ratio (“LCR”) rule where applicable, for both the Firm and the excess HQLA-eligible securities included as part of the excess liquidity at JPMorgan Chase Bank, N.A., which are not transferable to non-bank affiliates and thus excluded from the Firm’s LCR. Also include other end-of-period unencumbered marketable securities, such as equity and debt securities. Does not include borrowing capacity at Federal Home Loan Banks and the discount window at the Federal Reserve Bank. Refer to Liquidity Risk Management on pages 52-58 of the Firm’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 and pages 100-107 of the Firm’s 2025 Form 10-K for additional information.
5.Excludes Commercial Card.
6.Users of all mobile platforms who have logged in within the past 90 days.
7.According to Dealogic as of October 1, 2026.
8.Client deposits and other third-party liabilities (“client deposits”) pertain to the Payments and Securities Services businesses.
9.Assets under management (“AUM”).
10.Net investment securities losses of $658 million were $498 million after tax.
11.Earnings Per Share (“EPS”).
12.Includes the net impact of employee issuances. Excludes excise tax and commissions.
13.Last twelve months (“LTM”).
14.Credit provided to clients represents new and renewed credit, including loans and lending-related commitments, as well as unused amounts of advised uncommitted lines of credit where the Firm has discretion on whether or not to make a loan under these lines.
15.Credit and capital for corporations and non-U.S. government entities includes Individuals and Individual Entities, primarily consisting of Global Private Bank clients within AWM. Corporations include U.S. and non-U.S. corporations.

JPMorgan Chase & Co.
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JPMorgan Chase & Co. (NYSE: JPM) is a leading financial services firm based in the United States of America (“U.S.”), with operations worldwide. JPMorganChase had $5.1 trillion in assets and $372 billion in stockholders’ equity as of September 30, 2026. The Firm is a leader in investment banking, financial services for consumers and small businesses, commercial banking, financial transaction processing and asset management. Under the J.P. Morgan and Chase brands, the Firm serves millions of customers predominantly in the U.S., and many of the world’s most prominent corporate, institutional and government clients globally. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

JPMorgan Chase & Co. will host a conference call today, October 13, 2026, at 8:30 a.m. (ET) to present third-quarter 2026 financial results. The general public can access the conference call by dialing the following numbers: 1 (888) 324-3618 in the U.S. and Canada; +1 (312) 470-7119 for international callers; use passcode 1364784#. Please dial in 15 minutes prior to the start of the call. The live audio webcast and presentation slides will be available on the Firm’s website, www.jpmorganchase.com, under Investor Relations, Events & Presentations.

A replay of the conference call will also be available by telephone from approximately 11:00 a.m. (ET) on October 13, 2026 through 12:59 a.m. (ET) on October 29, 2026 at 1 (800) 841-4034 (U.S. and Canada); +1 (203) 369-3360 (International); use passcode 67371#. The replay will be available via webcast on www.jpmorganchase.com under Investor Relations, Events & Presentations. Additional detailed financial, statistical and business-related information is included in a financial supplement. The earnings release and the financial supplement are available at www.jpmorganchase.com.

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of JPMorgan Chase & Co.’s management, speak only as of the date on which they were made, and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which have been filed with the Securities and Exchange Commission and are available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs-web.com/ir/sec-other-filings/overview), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements.